Exhibit 10.6


                                                               [GRAPHIC OMITTED]




March 10, 2003


Essential Reality, Inc.
49 West 27th Street, Suite 7 East
New York, New York  10001

Attention:        Humbert B. Powell, III
                  Chairman

Re:      Investment Banking/Advisory Agreement ("AGREEMENT")

Gentlemen:

         We are pleased to set forth the terms of the retention of First Securities USA, Inc., member NASD/SiPC through its SBI USA division ("INVESTMENT BANKER") by ESSENTIAL REALITY, INC. (collectively with its affiliates, subsidiaries, successors, and assigns, the "COMPANY").

     1. The Company hereby engages the Investment Banker, and the Investment Banker hereby accepts such engagement, as the Company's exclusive financial advisor, for six (6) months from the date of this Agreement, in connection with the management of a "PIPE" (private investment in public equity) private placement (the "PRIVATE PLACEMENT") of equity securities, which may or may not include common stock and warrants to purchase common stock (the "SECURITIES"), of the Company, on a best efforts basis. Subject to the terms hereof, the Company and the Investment Banker anticipate that the gross dollar amount of Securities to be offered in the Private Placement shall be up to $5,000,000. The minimum dollar amount for the Private Placement shall be $3,000,000. In connection with its role as financial advisor, the Investment Banker would expect its services to include assistance with the preparation of the Memorandum (as hereinafter defined), as well as such other investment banking services as may be mutually agreed upon by Investment Banker and the Company.

     2. In connection with the Investment Banker's activities on the Company's behalf, (a) the Investment Banker will familiarize itself with the business, operations, properties, financial condition, and prospects of the Company, and (b) the Company will cooperate with the Investment Banker and will furnish the Investment Banker with all information and data concerning the Company (the "INFORMATION") which the Investment Banker deems appropriate and will provide the Investment Banker with access to the Company's officers, directors, employees, independent accountants, and legal counsel. The Company represents and warrants that, to the Company's knowledge, all Information made available to the Investment Banker by, or on behalf of, the Company will, at all times during the period of engagement of the Investment Banker hereunder, be complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances under which such statements are made. The Company further represents and warrants that any projections provided by, or on behalf of, it to the Investment Banker will have been prepared in good faith and will be based upon assumptions which, in light of the circumstances under which

                      FIRST SECURITIES USA, INC., MEMBER NASD/SIPC
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March 10, 2003
Page 2

they are made, are reasonable. The Company acknowledges and agrees that, in rendering its services hereunder, the Investment Banker will be using and relying on the Information without independent verification thereof by the Investment Banker or independent appraisal by the Investment Banker of any of the Company's assets. The Investment Banker does not assume responsibility regarding the Company or any other party. Any advice rendered by the Investment Banker pursuant to this Agreement may not be disclosed publicly without our prior written consent.

     3. (a) The Private Placement shall be structured as a transaction exempt from Section 5 of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and shall comply with Section 4(2) of the Securities Act and Regulation D thereunder and state securities law.

     (b)  The  Private  Placement  shall be  structured  to permit  the  initial closing (the "INITIAL CLOSING") thereof upon the receipt and acceptance by the Company of $3,000,000 of irrevocable subscriptions for the Securities, together with payment therefor, and additional closings (each an "ADDITIONAL CLOSING") from time to time thereafter until the receipt and acceptance by the Company of irrevocable subscriptions for a maximum of $5,000,000, unless the Company and the Investment Banker shall otherwise agree. The feasibility of the Private Placement will depend upon the results of the Investment Banker's investigation of the Company, information, including the Information about the Company that the Investment Banker may receive including, but not limited to, due diligence reports concerning the Company's operations, management, and business plan, and the continuation of the operation of the Company without material adverse change.

     (c) The Investment Banker shall be entitled to invite to participate in the Private Placement such other member firms of the National Association of Securities Dealers, Inc. and certain qualifying foreign entities, as it shall determine. The aggregate compensation payable to the Investment Banker pursuant to Paragraph 4 hereof shall be allocated by agreement between the Investment Banker and such other firms (the Investment Banker and such other firms participating in the Private Placement, collectively, the "PLACEMENT AGENTS"), and may be contained, in the discretion of the Investment Banker, in the Sales Agreement (as hereinafter defined). The Investment Banker may, in its sole discretion, agree with the other Placement Agents to act as the representative thereof.

     (d) The Company will use best efforts to promptly prepare a Confidential Offering Memorandum (the "MEMORANDUM") relating to the Private Placement. The Company will also endeavor in good faith, in cooperation with the Placement Agents and counsel to the Placement Agents, whenever requested by the Investment Banker, to qualify the Securities and the securities issuable upon the conversion, exchange, or exercise thereof, as applicable, the Agent's Warrants (as hereinafter defined), and the securities issuable upon the exercise of the Agent's Warrants, and all underlying securities, if any, for offer and sale under the applicable securities laws of such jurisdictions as the Investment Banker may reasonably designate, provided, however, that the Company shall not be required thereby to qualify to do business in any jurisdiction in which it is not otherwise engaged in business and shall not be required to subject itself to general service of process in connection therewith.

March 10, 2003
Page 3

     (e) The Company and the Investment Banker shall enter into a Sales Agency Agreement (the "SALES AGREEMENT") which shall contain the definitive terms of the Private Placement.

     (f) The Private Placement will be qualified for sale by the Investment Banker's counsel with the Securities and Exchange Commission ("SEC") and in every state of residence of every investor as required by law. The legal fees, not to exceed $500 per state, and the state filing fees as set by each state's statutes, for qualifying the offering in all states required shall be borne by the Company.

     4. The Investment Banker shall be compensated for its services as follows:

     (a) The Company shall pay to the Investment Banker upon execution of this Agreement, a retainer of $25,000 (the "Retainer"). The Retainer shall be paid 100% in common stock of the Company. The calculation of the stock payment shall be performed based on the average of the closing prices for the five business days prior to the execution of the Agreement. The Investment Banker shall remit to the Company a designee list for issuance of the shares. Payment shall be due upon execution of this Agreement.

     (b) The Company shall pay to the Investment Banker at the Initial Closing and at each Additional Closing (each a "Closing"), commissions in cash equal to 10% of the aggregate gross proceeds of the Securities sold in the Private Placement.

     (c) (i) The Company will authorize, and the Investment Banker or its designees shall be entitled to receive at the Closing, purchase warrants (the "AGENT'S WARRANTS") for the purchase of a number of Securities equal to 10% of the number of Securities sold in the Private Placement. The Agent's Warrants will be exercisable for five years at a price per Security equal to 110% of the offering price per Security. Such warrants will contain standard net issuance (i.e., cashless exercise) and anti-dilution provisions.

          (ii) The Company agrees, at its expense, to grant the Agent's Warrants, piggyback registration rights to register the Securities (the "UNDERLYING SECURITIES") issuable, directly or indirectly, upon the exercise of the Agent's Warrants for resale at any time during the term of the Agent's Warrants. The Company will bear all the costs of such piggyback registration, except for customary underwriting discounts and commissions. The Company shall not enter into any agreement or take any other step that would impair the registration rights of any of such holders granted hereby.

     5. The Company agrees to promptly reimburse the Investment Banker, upon request from time to time, for all out-of-pocket expenses incurred by Investment Banker (including fees and disbursements of counsel, and of other consultants and advisors retained by Investment Banker) in connection with the matters contemplated by this Agreement. Any expense incurred in connection with the Private Placement in an amount in excess of $750.00 (other than those items specifically listed below) shall require the prior approval of the Company. The Investment Banker shall invoice the Company from time to time for out-of-pocket expenses incurred with payment due upon receipt of

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March 10, 2003
Page 4

the invoice. In addition, the Company shall pay all of its costs and expenses incident to the purchase, sale, and delivery of the Securities and the securities issuable upon the conversion, exchange, or exercise thereof; all blue sky fees and expenses as set forth in section 3(f); all fees of the counsel to the Investment Banker not to exceed $5,000; fees of counsel and accountants for the Company; printing costs, including costs of printing the Memorandum and any amendments, supplements, or exhibits thereto, including a reasonable quantity of Memoranda as determined by the Investment Banker; and costs of background checks at $450 each if additional research is not required.

     6.    Indemnification.

     (a)   Company   Indemnity  Obligations.   The  Company  hereby  agrees  to
indemnify and hold harmless each Placement Agent and their respective affiliates, their respective directors, officers, agents, and employees and affiliates, and each other person, if any, controlling any such Placement Agent or any of their respective affiliates from and against all claims, liabilities, losses, damages, actions and expenses incurred, including fees and disbursements of counsel related to or arising out of any untrue statement or alleged untrue statement of a material fact contained in any private placement memorandum or in any information (whether oral or written) or other documents furnished or made available to Investment Banker by the Company or the omission or alleged omission by the Company to state in any such documents or information a material fact required to be stated therein or necessary to make the statements therein not misleading.

     (b) Investment Banker Indemnity Obligations. Investment Banker agrees to indemnify and hold the Company (including its agents, directors, officers, employees and controlling persons within the meaning of Section 15 of the Securities Act of 1933 or Section 20 of the Securities Exchange Act of 1934) harmless from and against all claims, liabilities, losses, damages and expenses incurred, including fees and disbursements of counsel related to any warranty, representation or guarantee made by Investment Banker regarding the Company beyond the information and materials furnished to Investment Banker by the Company.

     (c) Indemnity Limitations. Notwithstanding the foregoing, neither party shall be obligated to indemnify the other party or any of its agents, directors, officers, employees or controlling persons under this agreement, with respect to any claim, liability, loss, damage or expense that is finally judicially determined to have resulted primarily from such party's gross negligence or misfeasance.

     (d) Rights and Procedures. The indemnity rights and obligations shall be in addition to any rights that any Indemnified Persons person or entity entitled to indemnification hereunder (each an "Indemnified Person") may have at common law or otherwise, including not limited to any right of contribution. If any litigation or proceeding is brought against any Indemnified Person in respect of which indemnity may be sought against a party pursuant hereto (the "Indemnifying Party"), such Indemnified Person shall promptly notify the Indemnifying Party in writing of the commencement of such litigation or proceeding, but the omission to so notify the Indemnifying Party shall not relieve the Indemnifying Party its obligation or liability which the Indemnifying Party may have to any Indemnified Person under this agreement. If any action, proceeding, or investigation is commenced as to which an Indemnified Person demands indemnification, the Indemnified Person shall have the right to retain counsel of its own choice to represent it, the Indemnifying Party shall pay the reasonable fees and expenses of such counsel, and such counsel shall to the extent consistent with its professional responsibilities cooperate with the Indemnifying Party and any counsel designated by the

March 10, 2003
Page 5


Indemnifying Party; provided that the Indemnifying Party shall not be responsible for the fees and expenses of more than one counsel. In case any such litigation or proceeding shall be brought against any Indemnified Person, the Indemnifying Party shall be entitled to participate in such litigation or proceeding with counsel of the Indemnifying Party's choice at the Indemnifying Party's expense.

     7.    The Company represents, warrants, and covenants that:

          (a) There will be included in the Memorandum audited financial statements of the Company for the two fiscal years preceding the date of the Memorandum (reported on by a national accounting firm or an accounting firm reasonably acceptable to the Investment Banker) and, if requested by the Investment Banker, current unaudited comparative interim financial statements. The financial statements will present fairly the financial condition of the Company and the results of its operations and cash flows at the time and for the periods covered by such financial statements, and such statements will be substantially as heretofore represented to the Investment Banker.

          (b) The Company has prepared and delivered to the Investment Banker its most recent financial statements and projections constituting its best estimate of revenues, earnings and cash flow and shall update such estimates on a monthly basis during the registration period.

          (c) The Company shall secure director and officer liability insurance (provided that such insurance can be obtained at a reasonable cost as determined by the Company and the Investment Banker) in an amount and from an insurer reasonably satisfactory to the Investment Banker, provided that the amount of coverage shall not exceed that which is customary for companies of comparable size and in the same industry as the Company.

          (d) The Investment Banker has advised the Company, and the Company has advised the Investment Banker, that neither has dealt with or engaged any finder in connection with the proposed Private Placement.

          (e) For a three-year period from date of the Initial Closing, the Investment Banker shall have the right to appoint a designee observer to the Board of Directors of the Company, in the sole discretion of the Investment Banker. Such observer will have the right to attend all meetings of the Board of Directors, however, such observer shall have no voting rights. Such observer shall be entitled to receive reimbursement for all reasonable out-of-pocket expenses incurred in attending such meetings, including, but not limited to food, lodging, and transportation. The Investment Banker shall be given notice of such meetings at the same time and in the same manner as directors of the Company are informed. The Investment Banker and observer shall be indemnified to the same extent as the other directors.

          (f) Until the date of the last Additional Closing, the Company will notify the Investment Banker promptly of the occurrence of any event which might materially affect the Private Placement or the status of the Company.

March 10, 2003
Page 6


          (g) If the Company and the Investment Banker determine to utilize the services of a financial printer in connection with the Private Placement, the Company agrees to use a printer which is reasonably acceptable to the Investment Banker and a stock transfer company as their transfer agent which is reasonably acceptable to the Investment Banker.

     8. The Company shall not use the name of the Investment Banker or of any of the Investment Banker's divisions or affiliates in any promotional material, press release or other written or oral communication without the express written consent of the Investment Banker. Nothwithstanding the forgoing, the Investment Banker's approval shall not be unreasonably withheld.

     9. The Investment Banker's intention as expressed in this Letter of Intent is subject to the following general conditions:

          (a) The Investment Banker shall be satisfied with the Company's progress as well as its outlook for the future.

          (b) The Company will provide for appropriate "comfort letters" from its independent certified public accountants with respect to the audited financial statements and other financial information and other data contained in the Memorandum as specified in the Sales Agreement and with regard to the period from the date of the audited financial statements to a date a few days prior to both the offering date and the closing date.

          (c) All relevant terms, conditions, and circumstances relating to the proposed Private Placement will be satisfactory to the Investment Banker and counsel to the Placement Agents.

          (d) The Sales Agreement will contain appropriate representations and covenants of the Company, including reciprocal covenants of indemnity, and will provide for satisfactory opinions of counsel to the Company.

          (e) There will have been no materially adverse change in the business or financial condition of the Company, no materially adverse change in the overall capital markets in the United States, no declaration of a banking moratorium by the Federal government or New York State, no outbreak of major hostilities or other national or international calamity, and no action by any government in respect of its monetary affairs which has a material adverse effect on the United States securities markets, or other event which, in the sole discretion of the Investment Banker, would materially adversely affect its ability to complete the Private Placement.

     10. It is understood that the Investment Banker's undertaking to conduct the proposed Private Placement is subject to the Memorandum, all amendments, supplements, and exhibits thereto or other documentation related thereto, being reasonably satisfactory to the Investment Banker and counsel to the Placement Agents.

         The Investment Banker intends to proceed with the Private Placement immediately after availability of the required final documentation and the terms of this Letter of Intent and the Sales Agreement have been satisfied; provided, however, that the Investment Banker reserves the right not

March 10, 2003
Page 7

to proceed with the Private Placement if, in its sole judgment, market conditions are unsuitable for such offering, or information comes to its attention relating to the Company, its management, or its industry, which could, in the Investment Banker's sole judgment, preclude a successful offering of the Securities.

         Except for the provisions set forth in Paragraphs 4, 5, 6, and 10 of this Agreement, it is not intended to be, and shall not be construed as a binding contract for the Private Placement. A legal obligation between the Company and the Investment Banker for the Private Placement shall be only as set forth in a duly negotiated and mutually executed written Sales Agreement which shall be in form and content satisfactory to each of the Investment Banker and the Company.

     11. As described in Paragraph 9, the Company and the Investment Banker agree that the following provisions shall be legally binding on the Company:

          (a) If the Company or the Investment Banker decides not to proceed with the Private Placement for any reason whatsoever, all expenses incurred by the Investment Banker in connection with the Private Placement pursuant to Paragraph 5 will be repaid promptly by the Company in accordance with all provisions described herein.

          (b) If, after executing this Agreement and prior to the execution of the Sales Agreement, the Company elects not to expeditiously proceed with the Private Placement even though the Investment Banker is ready, willing, and able to conduct the Private Placement, then the Company agrees that (1) it will not sell any of its capital stock through another placement agent for a period of at least six months, or (2) if it does so, then the Company shall pay to the Investment Banker $50,000 in addition to the amounts paid to it pursuant to subparagraph (a) hereof, which the Company and the Investment Banker agree will be fair compensation to the Investment Banker for services performed with respect to the proposed Private Placement.

          (c) If prior to the final Additional Closing of the Private Placement and within a period of 12 months from the date hereof, the Company is acquired, merges, sells all or substantially all of its assets, or otherwise effects a corporate reorganization with any other entity and, as a result, the Private Placement contemplated hereby is abandoned by the Company (a "TRANSACTION"), then, in addition to any amounts paid to it pursuant to subparagraph (a) hereof, the Company shall pay the Investment Banker a cash fee of $50,000 in addition to the amounts paid to it pursuant to subparagraph (a) hereof, which the Company and the Investment Banker agree will be fair compensation to the Investment Banker for services performed with respect to the proposed Private Placement.

          (d)  Commencing on the date hereof and  terminating on the earlier of:
               (i) date of the Final Additional Closing; or (ii) the termination of either party of this Agreement, the Company shall refrain from negotiating with any other placement agent or investment banker or other person regarding a possible public or private offering of any of the Company's securities.

          (e) The Investment Banker and the Company agree that any controversy arising out of or relating to this letter of intent or proposed offering contemplated hereby, shall be

March 10, 2003
Page 8
               settled by arbitration in Orange County, California in accordance with the rules then in effect on the National Association of Securities Dealers, Inc.

     12. The validity and interpretation of this Agreement shall be governed by the law of the State of California applicable to agreements made and to be fully performed therein.

     13. The benefits of this Agreement shall inure to the respective successors and assigns of the parties hereto and of the indemnified parties hereunder and their successors and assigns and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns.

     14.   For  the   convenience  of  the  parties   hereto,   any  number  of
counterparts of this Agreement may be executed by the parties hereto. Each such counterpart shall be, and shall be deemed to be, an original instrument, but all such counterparts taken together shall constitute one and the same Agreement. This Agreement may not be modified or amended except in writing signed by the parties hereto.


                     [REMAINDER OF PAGE INTENTIONALLY BLANK]

March 10, 2003
Page 9

           If the foregoing correctly sets forth the understanding we have heretofore reached regarding the proposed Private Placement, please sign and return the enclosed copy of this letter by March 10, 2003. If this Letter of Intent is not signed by such date, and an extension has not been mutually agreed upon in writing by the Company and the Investment Banker, this Letter of Intent will be considered void. By accepting this letter, the Company agrees to keep this letter and all terms confidential and not to "shop" it with any other placement agents or underwriters.

Very truly yours,

SBI USA, A DIVISION OF:                   FIRST SECURITIES USA, INC.


BY:                                       BY:
    -------------------------------         -------------------------------
    SHELLY SINGHAL                          STANLEY C. BROOKS
    MANAGING DIRECTOR                       PRESIDENT




ACCEPTED AND AGREED TO

THIS _____ DAY OF _____________________, ________


ESSENTIAL REALITY, INC.


BY:
   --------------------------------
   HUMBERT B. POWELL, III
   CHAIRMAN



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